UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 23, 2006

ZAP
(Exact name of Registrant as specified in its charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3. Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 23, 2006, ZAP (the “Company”) received a notice (the “Notice”) from the staff of NYSE Regulation, Inc. (the “Staff”) advising the Company that it is not in compliance with NYSE Arca Equities, Inc. quantitative continued listing requirements set forth in Rule 5.5(h). Specifically, the Company is not in compliance with the $500,000 minimum total net tangible assets, or $2,000,000 minimum net worth, requirements. In addition, from July 11, 2006 through August 17, 2006, the Company’s common stock closed below the $1.00 per share minimum bid price requirement. However, on August 23, 2006, the date of the Notice, the Company’s common stock closed at $1.42.

The Staff has requested that the Company submit a plan outlining the steps the Company proposes to take to regain compliance with the NYSE Arca continued listing requirements. Pursuant to the Notice, the Company intends to provide a written response to the Staff no later than September 15, 2006 on how it proposes to regain compliance within the stipulated 18 months from the date of Notice.

A copy of the press release reporting the receipt of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release of ZAP dated August 29, 2006 reporting the receipt of NYSE Regulation, Inc. notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: August 29, 2006	By: /s/ Steven Schneider
Steven Schneider
Chief Executive Officer

ZAP
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release of ZAP dated August 29, 2006 reporting the receipt of NYSE Regulation, Inc. notice.